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                                                                     Exhibit 1.1


                               DIGEX, INCORPORATED


                                   10,000,000
                             Shares of Common Stock



                             UNDERWRITING AGREEMENT

                               February ___, 2000










                            BEAR, STEARNS & CO. INC.
                            SALOMON SMITH BARNEY INC.
                     CREDIT SUISSE FIRST BOSTON CORPORATION
               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                        MORGAN STANLEY & CO. INCORPORATED
                      LEGG MASON WOOD WALKER, INCORPORATED
                            PAINE WEBBER INCORPORATED
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                        10,000,000 Shares of Common Stock


                               DIGEX, INCORPORATED


                             UNDERWRITING AGREEMENT


                                                              February ___, 2000


Bear, Stearns & Co. Inc.
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
Legg Mason Wood Walker, Incorporated
Paine Webber Incorporated


c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167


Ladies and Gentlemen:

                  Digex, Incorporated, a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (collectively, the "Underwriters"), and Intermedia Communications Inc. (the "Selling Stockholder") severally proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters, an aggregate of 10,000,000 shares (the "Firm Shares") of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), of which 2,000,000 shares are to be issued and sold by the Company and 8,000,000 shares are to be sold by the Selling Stockholder. The Selling Stockholder also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,500,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

      1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-94857), and any amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933 (the "Securities Act") of shares of Common Stock, which registration statement, as so amended, has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, and any post-effective amendments thereto under Rule 462(d) through the Closing Date, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which became effective upon filing, no other document with respect to the Registration Statement has been filed with the Commission since the Registration Statement was declared effective (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"), each in the form heretofore delivered to the Underwriters). No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The Company, if required by the Securities Act Regulations, proposes to file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. The Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the "Offering") which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

            (b) The Registration Statement and Preliminary Prospectus, dated as of January 25, 2000, and each Preliminary Prospectus thereafter, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the Closing Date (as defined in Section 2(b) below) complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and on the Closing Date, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section
      (1)(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus. Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Underwriters for use in connection with the Offering (except as may be permitted by Regulation S-T under the Securities Act). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required, and there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus that have not been described therein as required.

            (c) Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties, and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing) and (iii), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Shares pursuant hereto or (z) in any manner draw into question the validity of this Agreement or the transactions described in the Prospectus under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

            (d) All of the outstanding shares of capital stock of the Company, including the Shares being sold by the Selling Stockholder under this Agreement, have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The Shares to be sold by the Company, when issued, delivered and sold in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar rights. At September 30, 1999, after giving effect to the sale of Series A Preferred Stock and warrants (the "Strategic Investor Securities") to Microsoft Corporation and CPQ Holdings, Inc. and to the issuance and sale of the Shares to be sold by the Company pursuant hereto and the application of the net proceeds from the sale thereof, the Company had the pro forma consolidated capitalization as set forth in the Prospectus under the caption "Capitalization."

            (e) All of the outstanding capital stock of, or other ownership interests in, the Company's subsidiaries is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance except as described in the Prospectus; and
      all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

            (f) Except as disclosed in the Prospectus there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries (other than options issued pursuant to the Company's stock option plans).

            (g) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and is listed for quotation on the Nasdaq National Market System ("Nasdaq"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

            (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares to be sold by the Company as provided herein and the corporate power to effect the Use of Proceeds as described in the Prospectus.

            (i) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles.

            (j) Neither the Company nor any of its subsidiaries is, nor after giving effect to the Offering will be, (i) in violation of its charter or bylaws, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company or any of its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (ii) and (iii), any default or violation that (A) could not reasonably be expected to have a Material Adverse Effect or (B) which is disclosed in the Prospectus. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Prospectus.

            (k) None of (i) the execution, delivery or performance by the Company of this Agreement, (ii) the issuance and sale of the Shares to be sold by the Company and (iii) consummation by the Company of the transactions contemplated hereby and in the Prospectus violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (A) the charter or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses (B), (C) and (D) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not singly, or in the aggregate, have a Material Adverse Effect, (y) which are disclosed in the Prospectus or (z) with respect to consents, have been obtained. Other than as described in the Prospectus, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with,
      (i) any court or governmental agency, body or administrative agency or
      (ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement, (B) the issuance and sale of the Shares to be sold by the Company and the consummation by the Company of the transactions contemplated hereby, except (x) such as have been obtained and made under the Securities Act and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), (y) where the failure to obtain any such ---- consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect or (z) such as have been obtained.

            (l) None of (i) the execution, delivery or performance by the Company of this Agreement, (ii) the issuance and sale of the Shares to be sold by the Company and the sale of the Shares to be sold by the Selling Stockholder, (iii) consummation by the Company of the transactions contemplated hereby and in the Prospectus, and (iv) the consummation by Intermedia Communications, Inc. ("Intermedia") of the transactions contemplated in the Prospectus under the caption "Use of Proceeds" violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under, or will result in the imposition of a lien on any properties of Intermedia or any of its subsidiaries listed on Schedule II hereto (the "Intermedia Subsidiaries"), or an acceleration of any indebtedness of Intermedia or any of the Intermedia Subsidiaries pursuant to, (A) the charter or bylaws of Intermedia or any of the Intermedia Subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which Intermedia or any of the Intermedia Subsidiaries is a party or by which Intermedia or the Intermedia Subsidiaries or their properties is or may be bound, (C) any statute, rule or regulation applicable to Intermedia or any of the Intermedia Subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over Intermedia or any of the Intermedia Subsidiaries or any of their assets or properties, except in the case of clauses (B), (C) and
      (D) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not singly, or in the aggregate, have a Material Adverse Effect, (y) which are disclosed in the Prospectus or (z) with respect to consents, have been obtained.

            (m) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company or any of its subsidiaries, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted,

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      adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (w) is required to be disclosed in the Prospectus and that is not so disclosed, or (x) could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

            (n) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares to be sold by the Company or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares to be sold by the Company, prevents or suspends the sale of the Shares in any jurisdiction referred to in Section 5(d) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

            (o) Except as set forth in the Prospectus, there is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries that, in the case of clauses (i), (ii) or (iii) above, could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA"), which in the case of clause (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

            (p) None of the Company or any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

            (q) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus or

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      as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by it in the manner described in the Prospectus, except as described in the Prospectus or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse
      Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect, and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default by the Company or any subsidiary has occurred and is continuing thereunder and, to the best knowledge of the Company and its subsidiaries, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

            (r) Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by it or which are proposed to be operated by it or its subsidiaries free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

            (s) None of the Company or any of its subsidiaries or, to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction), which (i) might subject the Company or any of its subsidiaries, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign),
      (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company or any of its subsidiaries or (iii) if not continued in the future, might have a Material Adverse Effect.

            (t) All material tax returns required to be filed by the Company and each of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, the assets or property of the Company or any of its subsidiaries. The Company has made adequate (in the opinion of the Company) charges, accruals and reserves in the applicable financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods presented therein as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

            (u) None of the Company or any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (v) Except as disclosed in the Prospectus, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement or the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly waived.

            (w) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

            (x) Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no reason to believe that it or any subsidiary will not be able (a) to renew, through Intermedia or otherwise, its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

            (y) The Company has not (a) taken, directly or indirectly (other than through the actions, if any, of the Underwriters), any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (b) since the date of the Preliminary Prospectus (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (z) The Company and its subsidiaries and any "employee benefit plan" (as defined under ERISA) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
      (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

            (aa) Subsequent to the respective dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus, (i) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that will be material to the Company and its subsidiaries taken as a whole, (iii) there has not been, singly or in the aggregate, any change or development that could reasonably be expected to result in a Material Adverse Effect; and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock.

            (bb) To the Company's knowledge, Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

            (cc) The financial statements, together with the related notes, included in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Financial Data", "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus.

            (dd) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

            (ee) The statements (including the assumptions described therein) included in the Prospectus (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

            (ff) Through Intermedia, each of the Company and its subsidiaries has implemented Year 2000 compliance programs designed to ensure that its computer systems and applications will function properly beyond 1999. The Company believes that adequate resources have been allocated for this purpose and that the Company's and its subsidiaries' Year 2000 date conversion programs have been completed on a timely basis.

            (gg) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

            (hh) As of the date hereof the Company does not have, and as of the Closing Date will not have, any subsidiaries.

      The Company acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.


      2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, the Underwriters that:

            (a) The Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good, valid and marketable title to the Shares to be sold by it pursuant to this Agreement, and at the time of delivery of such Shares, such Shares will be free and clear of all liens, encumbrances, adverse claims, security interests, restrictions on transfer, stockholders' agreements, voting trusts, options and other defects in title whatsoever, and the Selling Stockholder will have full power to deliver such Shares hereunder, and, upon the delivery of and payment for such Shares as herein contemplated, each of the Underwriters will receive good, valid and marketable title to the Shares purchased by it from the Selling Stockholder, free and clear of all liens, encumbrances, adverse claims, security interests, restrictions on transfer, stockholders' agreements, voting trusts, options and other defects in title whatsoever created by or relating to the Selling Stockholder.

            (b) The Selling Stockholder has, and will have at the time of delivery of the Shares to be sold by it, full legal right, power, authority and capacity, and, except as required under the Securities Act and state securities and Blue Sky laws, all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, as are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the sale, assignment, transfer and delivery of the Shares to be sold, assigned, transferred and delivered by the Selling Stockholder hereunder.

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder and is the valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

            (d) The execution, delivery and performance of this Agreement by the Selling Stockholder, the offering and sale of the Firm Shares being sold by the Selling Stockholder hereunder and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Selling Stockholder, or result in an acceleration of any indebtedness of the Selling Stockholder, pursuant to
      (i) the articles of incorporation or bylaws or comparable organizational documents of the Selling Stockholder, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or by which it or they or their respective properties or assets are or may be bound, (iii) any statute, rule or regulation applicable to the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with (i) any court or any governmental agency or authority having jurisdiction over the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets or (ii) any other person is required for (A) the execution, delivery and performance by the Selling Stockholder of this Agreement, (B) the sale and delivery of the Shares to be sold and delivered by the Selling Stockholder hereunder and the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and from Nasdaq and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and such other consents or approvals which have been obtained.

            (e) The Selling Stockholder has not directly or indirectly (i) taken (other than through the actions, if any, of the Underwriters) any action designed to, or that might reasonably be expected to, cause or result in or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Preliminary Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of shares of Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (f) The Selling Stockholder (i) does not directly or indirectly have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Underwriters pursuant to this Agreement, and (ii) does not directly or indirectly own any warrants, options or similar rights to acquire, and does not directly or indirectly have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company.

            (g) The Selling Stockholder does not directly or indirectly possess any registration rights with respect to any securities of the Company.

            (h) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to the Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (i) If there is any change in the information referred to in Section 2(k) from the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, the Selling Stockholder will immediately notify the Underwriters of such change.

            (j) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Code with respect to the transactions herein contemplated, the Selling Stockholder will deliver to the Underwriters prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (k) Each certificate signed by any officer or other representative of the Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

      The Selling Stockholder acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to
Section 8 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

      3. Purchase, Sale and Delivery of the Shares.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell 2,000,000 of the Firm Shares to the Underwriters, on a pro rata basis, (ii) the Selling Stockholder agrees, to sell 8,000,000 of the Firm Shares to the Underwriters, on a pro rata basis, and (iii) the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholder, on a pro rata basis, at a purchase price per share of $____, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

            (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. on February ___, 2000 (unless postponed in accordance with the provisions of Section 11 hereof) after the determination of the public offering price of the Firm Shares, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Closing Date. The Company will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

            (c) In addition, the Selling Stockholder hereby grants to the Underwriters the option to purchase up to 1,500,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by the Underwriters to the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriters, when the Additional Shares are to be delivered (each such date and time being herein sometimes referred to as an "Additional Closing Date"); provided, however, that such Additional Closing Date shall not be earlier than the Closing Date or earlier than the fifth full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to such Additional Closing Date. The Selling Stockholder will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to such Additional Closing Date.

            (d) The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion shall make.

            (e) Payment for the Additional Shares shall be made by wire transfer in same day funds payable to the order of the Selling Stockholder upon delivery of the certificates for the Additional Shares to the Underwriters at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, or such other location as may be mutually acceptable.

      4. Offering. Upon the Underwriters' authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

      5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

            (a) The Company will notify the Underwriters promptly (and, if requested by the Underwriters, will confirm such notice in writing) (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment of or supplement to the Registration Statement or the Prospectus or any document to be filed pursuant to the Exchange Act during any period when the Prospectus is required to be delivered under the Securities Act, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments or inquiries from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any post-effective amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations) to which the Underwriters or Underwriters' Counsel (as hereinafter defined) shall reasonably object, will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

            (b) If any event shall occur as a result of which the Prospectus would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Securities Act Regulations, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Underwriters) which will correct such statement or omission or which will effect such compliance.

            (c) The Company has delivered to the Underwriters five signed copies of the Registration Statement as originally filed, including exhibits, and all amendments thereto, and the Company will promptly deliver to each of the Underwriters, from time to time during the period that the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus and the Registration Statement, and all amendments of and supplements to such documents, if any, as the Underwriters may reasonably request.

            (d) The Company will endeavor in good faith, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as the Underwriters may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or take any action that would subject it to taxation or to service of process in suits, other than those arising out of the Offering, in any jurisdiction where it is not now so subject.

            (e) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs (or if such fiscal quarter is the Company's fourth fiscal quarter, not later than 90 days after the end of such quarter), an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act).

            (f) During the period of 90 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc. ("Bear Stearns"), offer, sell, contract to sell, grant any option to purchase, pledge or otherwise dispose (or announce any offer, sale, contract to sell, grant of an option to purchase, pledge or other disposition) of any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, except that the Company may issue (i) shares of Common Stock and options to purchase Common Stock under its 1999 Long-Term Incentive Plan (as such term is defined in the Prospectus), (ii) shares of Common Stock in connection with strategic relationships and acquisitions of businesses, technologies and products complementary to those of the Company, so long as the recipients of such shares agree to be bound by a lock-up agreement substantially in the form of Exhibit B hereto (which shall provide that any transferees and assigns of such recipients shall be bound by the lock-up agreement) for the remainder of the 90-day lock-up period and (iii) shares of Common Stock issuable upon exercise or conversion of outstanding warrants or convertible preferred stock.

            (g) During a period of three years from the date of the Prospectus, the Company will furnish to the Underwriters, upon their request, copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

            (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

            (i) If the Company elects to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 9:00 A.M., New York City time, on the date following the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

            (j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

      6. Covenants of the Selling Stockholder. The Selling Stockholder covenants and agrees with the Underwriters and the Company that:

            (a) the Selling Stockholder will pay or cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by the Selling Stockholder to the Underwriters.

            (b) the Selling Stockholder will do and perform all things to be done and performed by the Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by the Selling Stockholder pursuant to this Agreement.

            (c) During the period of 90 days from the date hereof, the Selling Stockholder will not, and will not permit any of its affiliates, directly or indirectly, to issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest therein of the Selling Stockholder or of any of its subsidiaries or announce any intention to do any of the foregoing without the prior written consent of Bear Stearns. This provision will not restrict (i) any transactions with respect to capital stock of Intermedia Communications Inc. or (ii) the Selling Stockholder from entering private negotiations for any sale of all or any portion of the Common Stock owned by it.

      7. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (a) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereto (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), (b) the printing or reproduction and delivery of the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (c) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (other than any transfer taxes payable with respect to the Shares being sold by the Selling Stockholder, which shall be borne by the Selling Stockholder), (d) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Memorandum" and the fees of counsel in connection therewith and such counsel's disbursements in relation thereto, (e) listing of the Shares for quotation on the Nasdaq, (f) filing fees of the Commission and the NASD, (g) the cost of printing certificates representing the Shares, (h) the cost and charges of any transfer agent or registrar and (i) all costs and expenses of the Underwriters.

      8. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Latham & Watkins ("Underwriters' Counsel") pursuant to this Section 8 of any material misstatement or omission, to the performance by the Company or the Selling Stockholder of its obligations hereunder, and to the following additional conditions:

            (a) Prior to the Closing Date the Registration Statement shall have become effective, and on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the Company's knowledge, threatened by the Commission. The Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the Securities Act Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing or transmittal.

            (b) All of the representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Selling Stockholder shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

            (c) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such later date and time as to which the Underwriters may agree, and no stop order suspending the qualification or exemption from qualification of the Shares in any jurisdiction referred to in Section 5(d) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Shares; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that (i) could reasonably be expected to result in a Material Adverse Effect and
      (ii) has not been disclosed in the Prospectus.

            (e) Since the dates as of which information is given in the Prospectus and except as contemplated by the Prospectus, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Prospectus, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Prospectus. Since the date hereof and since the dates as of which information is given in the Prospectus, there shall not have occurred any development that has resulted in a Material Adverse Effect or could reasonably be expected to result in a Material Adverse Effect.

            (f) The Underwriters shall have received a certificate, dated the Closing Date, signed on behalf of the Company by each of the Company's Chief Executive Officer and Chief Financial Officer in form and substance reasonably satisfactory to the Underwriters, confirming, as of the Closing Date, the matters set forth in paragraphs (a) through (e) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

            (g) At the Closing Date the Underwriters shall have received a certificate of the Selling Stockholder, dated the Closing Date, to the effect that the Selling Stockholder has examined the Registration Statement, the Preliminary Prospectus, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects and as of the Closing Date to the same effect as if made on the Closing Date.

            (h) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, of Kronish, Lieb, Weiner & Hellman LLP, counsel for the Company, to the effect set forth in Exhibit A-1 hereto.

            (i) The Underwriters shall have received the opinion of Kronish, Lieb, Weiner & Hellman LLP, counsel for the Selling Stockholder, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, to the effect set forth in Exhibit A-2 hereto.

            (j) The Underwriters shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, of Latham & Watkins, counsel to the Underwriters, covering such matters as are customarily covered in such opinions.

            (k) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

            (l) At the time this Agreement is executed and at the Closing Date the Underwriters shall have received from Ernst & Young LLP, independent public accountants for the Company and its subsidiaries, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Underwriters in form and substance satisfactory to the

      Underwriters and counsel to the Underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Prospectus.

            (m) At the time this Agreement is executed, the Underwriters shall have received a "lock-up" agreement, substantially in the form attached as Exhibit B hereto, from each of the executive officers, directors and stockholders of the Company identified on Exhibit C hereto.

            (n) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq.

            (o) At the time this Agreement is executed and at the Closing Time, the NASD shall not have withdrawn, or given notice of an intention to withdraw, its approval of the fairness of the underwriting terms and arrangements of the offering of the Shares by the Underwriters.

            (p) Each of the General Administrative and Services Agreement and the network services agreements described in the Prospectus under the caption "Certain Relationships and Related Transactions" shall be in full force and effect, and no party to any such agreement shall have given any notice of termination or amendment of any material provision thereof, or of any intention to terminate or amend any material provision thereof, to any other party, and no event shall have occurred which would prevent either party from substantially performing its obligations under such agreements.

            (q) The Underwriters shall have received a certificate, dated the Closing Date, signed on behalf of Intermedia by Robert M. Manning, Chief Financial Officer of Intermedia, to the effect that (i) all material tax returns required to be filed by Intermedia and each of its subsidiaries in all jurisdictions have been so filed; (ii) all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest; (iii) to the knowledge of Intermedia, there are no material proposed additional tax assessments against Intermedia, the assets or property of Intermedia or any of its subsidiaries; and (iv) Intermedia has made adequate (in the opinion of Intermedia) charges, accruals and reserves in its most recent financial statements filed with the Commission in respect of all federal, state and foreign income and franchise taxes for all periods presented therein as to which the tax liability of Intermedia or any of its consolidated subsidiaries has not been finally determined, except where the failure to do any of the foregoing would not, singly or in the aggregate, have a Material Adverse Effect.

            (r) All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as Bear Stearns shall reasonably request. Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

      If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters' Counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by the Underwriters at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by the Underwriters at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telecopy, telex or telegraph, confirmed in writing.

      9. Indemnification.

            (a) The Company agrees, jointly with the Selling Stockholder and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing for or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor the Selling Stockholder will be liable in any such case (i) to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein as set forth in Section 14 hereof, and (ii) with respect to any Preliminary Prospectus or Preliminary Prospectus supplement to the extent that any such loss, claim, damage or liability results from the fact that an Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to written confirmation of such sale, a copy of the prospectus or prospectus supplement as then amended or supplemented in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and with sufficient time to effect a recirculation pursuant to Rule 461 under the Securities Act and the loss, claim, damage or liability of the Underwriters results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus or Preliminary Prospectus supplement which was identified in writing prior to the effective date of the registration statement to such underwriter and corrected in the prospectus or prospectus supplement as then amended, and such correction would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company and/or the Selling Stockholder may otherwise have including under this Agreement.

            (b) The Selling Stockholder agrees, jointly with the Company and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the

      Exchange Act (i) to the same extent as the foregoing indemnity from the Company to each Underwriter and (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing for or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon a breach by the Selling Stockholder of the representations and warranties contained in Section 2 hereof, provided, however, that neither the Selling Stockholder or the Company will be liable in any such case with respect to any Preliminary Prospectus or Preliminary Prospectus supplement to the extent that any such loss, claim, damage or liability results from the fact that an Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to written confirmation of such sale, a copy of the prospectus or prospectus supplement as then amended or supplemented in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and with sufficient time to effect a recirculation pursuant to Rule 461 under the Securities Act and the loss, claim, damage or liability of the Underwriters results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus or Preliminary Prospectus supplement which was identified in writing prior to the effective date of the registration statement to such underwriter and corrected in the prospectus or prospectus supplement as then amended, and such correction would have cured the defect giving rise to such loss, claim, damage or liability.

            (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholder and each other person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing for or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus, or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein as set forth in
      Section 14 hereof; provided, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement.

            (d) Promptly after receipt by an indemnified party under subsection
      (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this
      Section 9 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a), (b) or (c) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties under each such subsection in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

      10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Selling Stockholder (the "Sellers") jointly and severally, on the one hand, and each Underwriter, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Sellers any contribution received by the Sellers from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Sellers and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Sellers, on the one hand, and such Underwriter, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Sellers, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sellers, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of the underwriting discount but before deducting expenses) received by the Sellers and
(y) the underwriting discount received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 10 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls any Seller within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Selling Stockholder, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

      11. Default by an Underwriter.

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Underwriters pursuant to Subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

            (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Underwriters may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Underwriters do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 11, this Agreement, or in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company or the Selling Stockholder with respect thereto (except in each case as provided in Section 7, 9 and 10 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company and the Selling Stockholder for damages occasioned by its or their default hereunder.

            (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Underwriters or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Additional Shares.

      12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholder contained in this Agreement, including the agreements contained in Section 7, the indemnity agreements contained in Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors, or any controlling person of the Company, or by or on behalf of the Selling Stockholder, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and 2 and the agreements contained in Sections 7, 9, 10, 13(d) and 14 hereof shall survive the termination of this Agreement, including termination pursuant to Section 11 or 13 hereof.

      13. Effective Date of Agreement; Termination.

            (a) This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

            (b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if on or prior to such date,
      (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder,
      (ii) any other condition to the obligations of the Underwriters hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the judgment of the Underwriters any changes of circumstance shall have occurred since the respective dates as of which information is given in the Prospectus which could have a Material Adverse Effect, other than as set forth in the Prospectus, or (iv) (A) any domestic or international event or act or occurrence has materially adversely affected, or in the opinion of the Underwriters will in the immediate future materially adversely affect, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange ("NYSE") or quotations on the Nasdaq shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Underwriters' judgment, to make it inadvisable or impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriters' judgment, makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

            (c) Any notice of termination pursuant to this Section 13 shall be by telephone, telecopy, telex, or telegraph, confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 11(b) or 13(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof, the Company or the Selling Stockholder, as applicable, will, subject to demand by the Underwriters, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

      14. Underwriters' Information. The Company, the Selling Stockholder and the Underwriters severally acknowledge that the statements set forth in (i) the fourth paragraph under the caption "Underwriting" in the Prospectus concerning the proposed public offering price, discount and concession, (ii) the eighth paragraph under the caption "Underwriting" in the Prospectus concerning transactions that stabilize, maintain, or otherwise affect the price of the Common Stock and (iii) the last paragraph on the front cover page of the Prospectus concerning delivery of the Shares, constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed or in any amendment thereof, any related Preliminary Prospectus or preliminary prospectus supplement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

      15. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Underwriters shall be mailed, delivered, telegraphed or telecopied and confirmed in writing to the Underwriters, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Raymond Y. Lin, telecopy number: (212) 751-4864; if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Digex, Incorporated, One Digex Plaza, Beltsville, Maryland 20705, Attention: Chief Financial Officer, telecopy number:
(301) 847-6694, with a copy to Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036, Attention: Ralph J. Sutcliffe; and if sent to the Selling Stockholder, shall be mailed, delivered, telegraphed or telecopied and confirmed in writing to Intermedia Communications Inc., 3625 Queen Palm Drive, Tampa, Florida 33619,
Attention: Chief Financial Officer, telecopy number: (813) 829-2470, with a copy to Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, telecopy number: (212) 479-6275; provided, however, that any notice pursuant to Sections 9 or 10 shall be mailed, delivered, telegraphed or telecopied and confirmed in writing.

      16. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Stockholder and the controlling persons, directors, officers, employees and agents referred to in Section 9 and 10, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

      17. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within New York, without giving any effect to any provisions thereof relating to conflicts of law. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

      18. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

      19. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding among the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                              Very truly yours,

                                              DIGEX, INCORPORATED


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:


                                              INTERMEDIA COMMUNICATIONS INC.

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:





Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

--------------------------
--------------------------
--------------------------

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I hereto


By:

BEAR, STEARNS & CO. INC.


By:
    ----------------------
    Name:
    Title:

By:

SALOMON SMITH BARNEY INC.


By:
    ----------------------
    Name:
    Title:


By:

CREDIT SUISSE FIRST BOSTON CORPORATION


By:
    ----------------------
    Name:
    Title:


By:

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

By:
    ----------------------
    Name:
    Title:


By:

MORGAN STANLEY & CO. INCORPORATED

By:
    ----------------------
    Name:
    Title:


By:

LEGG MASON WOOD WALKER, INCORPORATED

By:
    ----------------------
    Name:
    Title:

By:

PAINE WEBBER INCORPORATED

By:
   ----------------------
   Name:
   Title:

                                   SCHEDULE I



                                                             Number of Firm
Name of Underwriter                                      Shares to be Purchased
-------------------                                      ----------------------

Bear, Stearns & Co. Inc. ....................................................
Salomon Smith Barney Inc. ...................................................
Credit Suisse First Boston Corporation.......................................
Donaldson, Lufkin & Jenrette Securities Corporation .........................
Morgan Stanley & Co. Incorporated ...........................................
Legg Mason Wood Walker, Incorporated ........................................
Paine Webber Incorporated ...................................................




   Total..............................................................10,000,000

                                   SCHEDULE II

                  Intermedia Communications, Inc. Subsidiaries

Access Network Services, Inc.
Access Virginia, Inc.
Business Internet, Inc.
Digex, Incorporated
Express Communication, Inc.
Intermedia Capital Inc.
Intermedia Communications of Virginia Inc.
Intermedia Financial Company
Intermedia Licensing Company
National Telecommunications of Florida, Inc.
Netwave Systems, Inc.
NTC, Inc.
Shared Technologies Fairchild Inc.
Shared Technologies Fairchild Telecom, Inc.
Shared Technologies Fairchild Communications Corp.
STF Canada, Inc.

                                                                     Exhibit A-1

             Form of Opinion of Kronish, Lieb, Weiner & Hellman LLP

                  1. The Company is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

                  2. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights under the Delaware General Corporation Law. The authorized, issued and outstanding capital stock of the Company conforms in all respects to the description thereof set forth in the Prospectus. There are not, to our knowledge, currently, and will not be immediately following the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company (other than options issued pursuant to the Company's Long-Term Incentive Plan and the Strategic Investor Securities).

                  3. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated thereby and in the Prospectus, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares to be sold by the Company as provided herein and therein.

                  4. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due execution by the other parties hereto, is the legally valid and binding agreement of the Company.

                  5. The Registration Statement, Preliminary Prospectus and Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-1 under the Securities Act and the Securities Act Regulations; it being understood, however, that such counsel need not express an opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus. To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein, and, to such counsel's knowledge, the descriptions thereof or references thereto are correct in all material respects.

                  6. None of (A) the execution, delivery or performance by the Company of the Underwriting Agreement, (B) the issuance and sale of the Shares to be sold by the Company or (C) the consummation by the Company of the transactions described in the Prospectus under the caption "Use of Proceeds" violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under, or will result in the imposition of a lien or encumbrance on any properties of the

Company, or an acceleration of any indebtedness of the Company pursuant to, (i) the charter or bylaws of the Company, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company is a party or by which it or its property is or may be bound identified to such counsel as material (assuming all of such agreements are governed by New York law), (iii) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its assets or properties known to such counsel, and except in the case of clauses (ii) and
(iii) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not, singly or in the aggregate, have a Material Adverse Effect, (y) are disclosed in the Prospectus or (z) with respect to consents, have been obtained. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for (1) the execution, delivery and performance by the Company of the Underwriting Agreement, (2) the issuance and sale of the Shares to be sold by the Company or
(3) consummation by the Company of the transactions described in the Prospectus except (i) such as have been obtained and made or have been disclosed in the Prospectus or (ii) where the failure to obtain such consents or waivers would not, singly or in the aggregate, have a Material Adverse Effect. To the best of such counsel's knowledge, after reasonable inquiry, no consents or waivers from any other person are required for the execution, delivery and performance by the Company of the Underwriting Agreement and the issuance and sale of the Shares, other than such consents and waivers as have been obtained or are being applied for.

                  7. None of (A) the execution, delivery or performance by the Company of the Underwriting Agreement and the consummation of the transactions contemplated thereby, (B) the issuance and sale of the Shares to be sold by the Company and the sale of the Shares to be sold by the Selling Stockholder or (C) the consummation by the Company and Intermedia of the transactions described in the Prospectus under the caption "Use of Proceeds" violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under, or will result in the imposition of a lien or encumbrance on any properties of Intermedia or any of the Intermedia Subsidiaries, or an acceleration of any indebtedness of Intermedia or any of the Intermedia Subsidiaries pursuant to, (i) the charter or bylaws of Intermedia or any of the Intermedia Subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which Intermedia or any of the Intermedia Subsidiaries is a party or by which any of them or their property is or may be bound identified to such counsel as material (assuming all of such agreements are governed by New York law), (iii) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over Intermedia or any of the Intermedia Subsidiaries or any of their assets or properties known to such counsel, and except in the case of clauses (ii) and (iii) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not, singly or in the aggregate, have a Material Adverse Effect, (y) are disclosed in the Prospectus or (z) with respect to consents, have been obtained.

                  8. The Company is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  9. Except as set forth in the Underwriting Agreement or in the Prospectus, to such counsel's knowledge, after reasonable inquiry there are no holders of any securities of the Company who, by reason of the execution by the Company of the Underwriting Agreement or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Securities Act securities held by them.

                  10. To the knowledge of such counsel, after reasonable inquiry, no search of court records having been made, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or threatened or contemplated to which the Company is or may be a party or to which the business or property of the Company is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company is or may be subject has been issued that, in the case of clauses (i), (ii) and (iii) above, (w) is required to be disclosed in the Prospectus and that is not so disclosed or, (x) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, except as disclosed in the Prospectus; or (y) might interfere with, adversely affect or in any manner question the validity of the issuance and sale of the Shares or any of the other transactions contemplated by the Underwriting Agreement.

                  11. The statements contained in the Prospectus under the captions "Management--Indemnification of Directors and Executive Officers and Limitation of Liability," "Management--Long-Term Incentive Plan," "Certain Relationships and Related Transactions," "Principal and Selling Stockholders," "Description of Capital Stock" and "Shares Eligible for Future Sale," in each case, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

                  We have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Underwriters and their representatives at which the contents of the Registration Statement, Preliminary Prospectus and Prospectus and related matters were discussed and, although we have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, Preliminary Prospectus or Prospectus (except as indicated above), on the basis of the foregoing, no facts have come to our attention which led us to believe that the Registration Statement and Prospectus, as of its date or the Closing Date, and the Preliminary Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

                                                                     Exhibit A-2

             Form of Opinion of Kronish, Lieb, Weiner & Hellman LLP

                  1. The Selling Stockholder is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

                  2. The Selling Stockholder has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement including, without limitation, the corporate power and authority to sell and deliver the Shares to be delivered by the Selling Stockholder as provided herein and therein.

                  3. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder and, assuming due execution by the other parties hereto, is the legally valid and binding agreement of the Selling Stockholder.

                  4. Assuming that each Underwriter acquires its interest in the Shares it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter, that has purchased such Shares delivered on the Closing Date by making payment therefor as provided in the Underwriting Agreement, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) as a result of any action, inaction, debt or obligation of the Selling Stockholder may be asserted against such Underwriter with respect to such Shares.

                  5. None of (A) the execution, delivery or performance by the Selling Stockholder of the Underwriting Agreement or (B) the sale of the Shares to be sold by the Selling Stockholder violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under, or will result in the imposition of a lien or encumbrance on any properties of the Selling Stockholder, or an acceleration of any indebtedness of the Selling Stockholder pursuant to, (i) the charter or bylaws of the Selling Stockholder, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Selling Stockholder is a party or by which it or its property is or may be bound identified to such counsel as material (assuming all of such agreements are governed by New York law), (iii) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Selling Stockholder or any of its assets or properties known to such counsel, and except in the case of clauses (ii) and (iii) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not, singly or in the aggregate, have a Material Adverse Effect, (y) are disclosed in the Prospectus (z) with respect to consents, have been obtained. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for (1) the execution, delivery and performance by the Selling Stockholder of the Underwriting Agreement, (2) the sale of the Shares to be sold by the Selling Stockholder or (3) the consummation by the Selling Stockholder of the transactions contemplated thereby except (i) such as have been obtained and made or have been disclosed in the Prospectus or
(ii) where the failure to obtain such consents or waivers would not, singly or in the aggregate, have a Material Adverse Effect. To the best of such counsel's knowledge, after reasonable inquiry, no consents or waivers from any other person are required for the execution, delivery and performance by the Selling Stockholder of the Underwriting Agreement, the issuance and sale of the Shares, other than such consents and waivers as have been obtained or are being applied for.

                  We have participated in conferences with officers and other representatives of the Selling Stockholder, representatives of the independent certified public accountants of the Selling Stockholder and the Underwriters and their representatives at which the contents of the Registration Statement, Preliminary Prospectus and Prospectus and related matters were discussed and, although we have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, Preliminary Prospectus or Prospectus (except as indicated above), on the basis of the foregoing, no facts have come to our attention which led us to believe that the Registration Statement and Prospectus, as of its date or the Closing Date, and the Preliminary Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

                                                                       Exhibit B

                                Lock-Up Agreement

                                Digex Corporation
                                 One Digex Plaza
                              Beltsville, Maryland

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Dear Sirs:

         In consideration of the agreement of the several Underwriters, for which Bear, Stearns & Co. Inc., Salomon Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley Dean Witter, Legg Mason Wood Walker, Incorporated and Paine Webber Incorporated intend to act as Representative, to underwrite a proposed public offering (the "Offering") of shares of Class A common stock, par value $.01 per share (the "Common Stock"), of Digex, Incorporated a corporation organized under the laws of the State of Delaware (the "Company"), as contemplated by a registration statement to be filed with the Securities and Exchange Commission on Form S-1, the undersigned hereby (i) agrees that the undersigned will not, directly or indirectly, during a period of ninety (90) days from the date of the final prospectus for the Offering (the "Lock-Up Period"), without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock, whether currently or at any time in the future) or interest therein of the Company or of any of its subsidiaries, and (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such share or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities. This provision will not restrict any offer, sale, contract for sale, swap, short sale, pledge, "put equivalent position," option, or other transaction with respect to any capital stock of Intermedia Communications Inc.

         The undersigned further agrees, from the date hereof until the end of the Lock-up Period, that the undersigned will not exercise and will waive his, her or its rights, if any, to require the Company to register its Common Stock and to receive notice thereof.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

                                         Very truly yours,

                                         By:
                                             ___________________________________
                                             Name:
                                             Title:
Dated:  ___________, 2000

                                                                       Exhibit C



            Individuals Delivering a Lock-Up Agreement Pursuant to Section 8(m)

            Timothy M. Adams
            John C. Baker
            Philip A. Campbell
            Nancy G. Faigen
            Bryan T. Gernert
            Richard A. Jalkut
            George F. Knapp
            Marthe S. Lattinville Pace
            Robert B. Patrick
            Jack E. Reich
            David C. Ruberg
            Mark K. Shull
            Robert M. Manning
            Rebecca Ward
            Intermedia Communications Inc.